UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in ClearPoint Business Resources, Inc.’s (the “Company”) filings with the Securities and Exchange Commission (“SEC”), on January 13, 2009, the Company entered into a letter agreement (the “XRoads Agreement”) with XRoads Solutions Group, LLC (“XRoads”). Pursuant to the XRoads Agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as the Company’s Interim Chief Operating Officer, and the Company agreed to pay XRoads $50,000 per month for each of the first four months of Mr. Delle Donne’s services.

On January 29, 2009, in order to assist the Company in making the foregoing payments under the XRoads Agreement, ComVest Capital, LLC (“ComVest”) and the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Term Note (“Term Note”) issued by the Company to ComVest pursuant to the Revolving Credit and Term Loan Agreement dated as of June 20, 2008. The outstanding principal amount of the Term Note is payable in monthly installments (the “Term Note Installments”) in an amount equal to the greater of (i) $200,000 less the amount of interest accrued during the preceding month or (ii) the amount equal to (a) the lesser of $450,000 or certain royalties, use fees and/or other such payments collected by the Company (“Royalties”) during the preceding month less (b) the amount of interest accrued during the preceding month (but not greater than the principal balance of the Term Note).

Pursuant to Amendment No. 1, the Term Note Installments due and payable on each of February 1, 2009, March 1, 2009, April 1, 2009 and May 1, 2009, respectively, shall be reduced by an amount equal to the positive difference (if any) of (i) the lesser of (a) $50,000 or (b) the amount paid or payable by the Company to XRoads during the immediately preceding calendar month pursuant to the XRoads Agreement, minus (ii) the amount (if any) by which the aggregate Royalties collected during the immediately preceding calendar month exceeded $450,000. After the effective date of any termination of the XRoads Agreement, no reduction in any subsequent Term Note Installments shall be permitted and, notwithstanding any extension of the services of Mr. Delle Donne beyond the initial four month term of the XRoads Agreement, ComVest shall not be obligated to reduce any further Term Note Installments.

In addition, as previously disclosed in the Company’s filings with the SEC, effective December 31, 2008, the note payable to the former shareholders of StaffBridge, Inc., as amended, was further amended pursuant to a Debt Extension Agreement dated December 31, 2008 (the “Debt Extension Agreement”). Amendment No. 1 contains ComVest’s acknowledgement and consent to the Company’s amendment of the payment terms and payment schedule of such note as set forth in the Debt Extension Agreement.

Amendment No. 1 also includes various representations, warranties and other provisions customary for a transaction of this nature. The foregoing is a summary of certain material provisions of Amendment No. 1. This summary is not intended to be complete and is qualified in its entirety by reference to Amendment No. 1, which is attached hereto as Exhibit 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Debt Extension Agreement dated December 31, 2008.

10.2	Letter Agreement dated January 13, 2009 among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC.

10.3	Amendment No. 1 dated January 29, 2009 to Term Note dated June 20, 2008 issued by ClearPoint Business Resources, Inc. to ComVest Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2009

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
	Name:	Michael Traina
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Debt Extension Agreement dated December 31, 2008.

10.2	Letter Agreement dated January 13, 2009 among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC.

10.3	Amendment No. 1 dated January 29, 2009 to Term Note dated June 20, 2008 issued by ClearPoint Business Resources, Inc. to ComVest Capital, LLC.

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